UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

ABSCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18105 SE Mill Plain Blvd

Vancouver, WA 98683

(Address of principal executive offices, including zip code)

(360) 949-1041

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2026, Absci Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC (the “Underwriters”), relating to the issuance and sale of an aggregate of 13,495,277 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to the Underwriters (the “Offering”).

The Shares will be sold to the purchasers at an offering price of $7.41 per share.

The offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-289541) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on August 12, 2025, and declared effective by the SEC on August 22, 2025, and a related prospectus supplement. The Company expects the offering to close on June 25, 2026.

The Company estimates that the net proceeds from the Offering will be approximately $93.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering to fund the advancement of ABS-201, the Company’s AI-designed anti-PRLR antibody product candidate, across androgenetic alopecia (pattern hair loss) and endometriosis, and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares in connection with the offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 24, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 24, 2026.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Pricing Press Release dated June 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: June 24, 2026	By:	/s/ Sean McClain
Sean McClain
Founder and CEO